Exhibit 10.3

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [●], 2025, by and between the undersigned (the “Holder”) and A SPAC III Mini Acquisition Corp., a British Virgin Islands business company (“PubCo”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. A SPAC III Acquisition Corp., a British Virgin Islands business company (the “Parent”), the PubCo, A SPAC III Mini Sub Acquisition Corp, a British Virgin Islands company and wholly-owned subsidiary of PubCo (the “Merger Sub”), Bioserica International Limited (禾素國際有限公司), a British Virgin Islands business company (the “Company”) and certain other parties, entered into a Merger Agreement dated as of [●], 2025 (the “Merger Agreement”).

B. Pursuant to the Merger Agreement, the Parent will be merged with and into PubCo (the “Reincorporation Merger”), in which PubCo will be the surviving corporation (“Reincorporation Surviving Corporation”) and 100% stockholder of the Company.

C. Following the Reincorporation Merger, the Merger Sub will be merged with and into the Company (the “Acquisition Merger”), with the Company surviving the merger and becoming a wholly-owned subsidiary of Purchaser (the Reincorporation Merger and the Acquisition Merger are collectively referred to as the “Transaction”).

D. The Holder is the record and/or beneficial owner of ordinary shares of the Company, which will be exchanged for Class A or Class B ordinary shares of PubCo pursuant to the Merger Agreement.

E. As a condition of, and as a material inducement for the Parent and the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.   Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of PubCo.

(b) In furtherance of the foregoing, PubCo will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify PubCo’ transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct PubCo’ transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing the day after the Closing Date and ending on the date that is 365 days thereafter.

The restrictions set forth herein shall not apply to: (1) in the case of a corporation, limited liability company, partnership, trust or other entity, transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a charity or to member of the Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: the spouse, the siblings, and the direct descendants and ascendants (including adopted and step children and parents) or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; or (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of PubCo and PubCo subsidiaries to a third-party; (b) a sale resulting in no less than a majority of the voting power of the PubCo being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of PubCo with or into a third-party that results in the inability of the pre-transaction equity holders to designate or elect a majority of the Board of Directors (or its equivalent) of the resulting entity or its parent company.

2.   Early Release. If, after the date that is 180 days after Closing, the closing price of the PubCo Class A Ordinary Shares on the Nasdaq Stock Market equals or exceeds $15.00 per share (as adjusted for share splits, share capitalization, subdivisions, reorganization, recapitalization and other simi-lar arrangements) for any 20 trading days within any 30-trading day period, then 20% of the Lock-up Shares shall be released from this Agreement and no longer be subject to the restrictions set forth herein.

3.   Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other party to this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

4.   Beneficial Ownership. The Holder hereby represents and warrants that, immediately prior to the Closing, it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Company, Parent or PubCo, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto. For purposes of this Agreement, the ordinary shares (including class A or class B ordinary shares, as applicable) of Parent, Company and Pubco beneficially owned by the Holder as specified on the signature hereto, and the shares of Purchaser that such shares will be converted into in connection with the Transaction, are collectively referred to as the “Lock-up Shares.”

5.   No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

6.   Effectiveness. This Agreement shall be effective and binding upon Holder upon Holder’s execution and delivery of this Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

7.   Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) If to PubCo, to prior to the Closing Date:

A SPAC III Mini Acquisition Corp.
29/F, The Sun’s Group
200 Gloucester Road
Wan Chai
Hong Kong
Attn: Secretary
Email: admin@aspac.co

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Giovanni Caruso
Email: gcaruso@loeb.com

After the Closing Date, to:

BIOSERICA INTERNATIONAL LIMITED (禾素國際有限公司)

Building 5, Bioserica Era Science and Technology Park

520 Zhongshanmen Street, Qixia District

Nanjing, Jiangsu Province, China

Attention: Tina Zhou

E-mail: tina@tian-an.net

with a copy, to (which shall not constitute notice):

Norton Rose Fulbright

38/F Jardine House, Connaught Place, Central

Hong Kong SAR

Attention: Ethan Chen

Email: ethan.chen@nortonrosefulbright.com

(b) If to the Holder, to the address set forth on the Holder’s signature page hereto, or to such other address as any party may have furnished to the others in writing in accordance herewith.

8.   Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

9.   Counterparts. This Agreement may be executed or delivered (including by e-mail of PDF or scanned version or facsimile transmission)and in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which shall together constitute one and the same agreement.

10.  Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by PubCo and its successors and assigns.

11.  Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

12.  Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

13.  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14.  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

15.  Dispute Resolution. Article XII of the Merger Agreement regarding arbitration of disputes is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

16.  Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

17.  Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

A SPAC III Mini Acquisition Corp.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Name:

Address: [●]
Attn: [●]
Email: [●]

NUMBER OF AND TYPE OF SHARES OF THE COMPANY, PaRENT OR pubco HELD BY THE HOLDER IMMEDIATELY PRIOR TO THE CLOSING:

[●]